SCHEDULE 14A
                         (RULE 14A-101)

             INFORMATION REQUIRED IN PROXY STATEMENT

                    SCHEDULE 14A INFORMATION

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
       SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. __)

Filed by the Registrant  X

Filed by a party other than the registrant __

Check the appropriate box:

__     Preliminary proxy statement

X      Definitive proxy statement

__     Definitive additional materials

__     Soliciting material pursuant to Rule 14a-11(c) or Rule
       14a-12

                    FIRST CHARTER CORPORATION
        (Name of Registrant as Specified in Its Charter)
                    FIRST CHARTER CORPORATION
           (Name of Person(s) Filing Proxy Statement)

Payment of filing fee (Check the appropriate box):

X      $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or
           14a-6(j)(2).

__     $500 per each party to the controversy pursuant to
           Exchange Act Rule 14a-6(i)(3).

__     Fee computed on table below per Exchange Act Rules
           14a-6(i)(4) and 0-11.

       (1) Title of each class of securities to which transaction applies:

       (2) Aggregate number of securities to which transactions applies:

       (3) Per unit price or other underlying value of transaction computed pursuant to
                Exchange Act Rule 0-11:

       (4)   Proposed maximum aggregate value of transaction:

__     Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

       (1)   Amount previously paid:



       (2)   Form, schedule or registration statement no.:



       (3)   Filing party:



       (4)   Date filed:

                    FIRST CHARTER CORPORATION
                     22 Union Street, North
                  Concord, North Carolina 28025

            NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                  to be held on April 25, 1995

TO THE SHAREHOLDERS:

       The Annual Meeting of Shareholders of First Charter
Corporation will be held at the Cabarrus Country Club, located on Weddington Road in Concord, North Carolina, on Tuesday, April 25,
1995, at 3:00 p.m., for the following purposes:

       1.    To elect five directors for terms expiring in 1998;

       2. To consider and vote upon a proposal to approve the adoption of the Corporation's 1996 Employee Stock
             Purchase Plan;

       3. To consider and vote upon a proposal to approve the adoption of the Corporation's Restricted Stock Award
             Program;

       4. To ratify the action of the Board of Directors in selecting KPMG Peat Marwick as independent public accountants to audit the books of the Corporation for the current year; and

       5. To transact such other business as may properly come before the meeting or any adjournment or adjournments thereof.

       Pursuant to the provisions of the North Carolina Business Corporation Act, February 17, 1995 has been fixed as the record date for the determination of shareholders entitled to notice of and to vote at such Annual Meeting and, accordingly, only holders of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at such meeting and at any adjournment or adjournments thereof.

       You are cordially invited to attend the meeting. Whether or not you plan to attend, please sign, date and return the accompanying proxy promptly, so that your shares may be represented and voted at the meeting. A return envelope is enclosed for your convenience.

                             By order of the Board of Directors.

                                         James W. Townsend, Jr.
                                         Secretary
March 16, 1995



                   FIRST CHARTER CORPORATION
                     22 Union Street, North
                  Concord, North Carolina 28025

                  ______________________________

                             PROXY
                  ______________________________


               1995 Annual Meeting of Shareholders
                  to be held on April 25, 1995


       The following proxy statement, first mailed or delivered to security holders on or about March 16, 1995, is furnished in connection with the solicitation by the Board of Directors of First Charter Corporation (the "Corporation") of proxies for the Annual Meeting of Shareholders of the Corporation to be held on April 25, 1995 at 3:00 p.m. at the Cabarrus Country Club, located on Weddington Road in Concord, North Carolina, and at any adjournment or adjournments thereof (the "Annual Meeting"). The principal executive offices of the Corporation are located at 22 Union Street, North, Concord, North Carolina 28025. The Corporation's telephone number is (704) 786-3300. The Corporation owns all of the outstanding capital stock of First Charter National Bank, a national banking association (the "Bank").

       The accompanying form of proxy is for use at the Annual Meeting if a shareholder either will be unable to attend in person or will attend but wishes to vote by proxy. The proxy may be revoked in writing by the person giving it at any time before it is exercised by notice to the Secretary of the Corporation or by submitting a proxy having a later date, or it may be revoked by such person appearing at the Annual Meeting and electing to vote in person. All shares of the Corporation's common stock, $5.00 par value (the "Common Stock"), represented by valid proxies received pursuant to this solicitation, and not revoked before they are exercised, will be voted in the manner specified therein. Where specifications are not made, proxies will be voted in favor of (i) electing as directors of the Corporation the five nominees named in this Proxy Statement, (ii) approving the Corporation's 1996 Employee Stock Purchase Plan, (iii) approving the Corporation's Restricted Stock Award Program, and
(iv) ratifying the action of the Board of Directors in selecting KPMG Peat Marwick to audit the books of the Corporation for the current year, and will be voted in the discretion of the proxy holders on any other matters presented at the Annual Meeting.

       The entire cost of soliciting these proxies will be borne by the Corporation. In following up the original solicitation of the proxies by mail, the Corporation will request brokers and others to send proxies and proxy material to the beneficial owners of the Common Stock and will reimburse them for their expenses in so doing. If necessary, the Corporation may also use one or more of its regular employees, who will not be specially compensated therefor, to solicit proxies from the shareholders, either in person, by telephone or by mail.

       Pursuant to the provisions of the North Carolina Business Corporation Act, as amended (the "Business Corporation Act"), February 17, 1995 has been fixed as the record date in connection with the Annual Meeting and, accordingly, only holders of the 4,639,105 outstanding shares of Common Stock of record at the close of business on that date will be entitled to notice of and to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote on each of the matters to be voted upon at the Annual Meeting, except that shares held by the Bank, whether or not held in a fiduciary capacity, may not be voted by the Bank in the election of directors. In accordance with North Carolina law, votes withheld from director nominees and abstentions from voting will be counted for purposes of determining whether a quorum has been reached at the Annual Meeting. Furthermore, pursuant to the rules of the National Association of Securities Dealers, Inc. (the "NASD"), a broker holding shares of Common Stock in nominee or "street" name must obtain specific voting restrictions from beneficial owners of such shares in order to vote such shares. Any such shares voted with respect to at least one matter will be counted for purposes of determining whether a quorum exists, even if such shares are not voted in other matters where voting instructions were not received ("broker non-votes").

                     PRINCIPAL SHAREHOLDERS

       The following table sets forth each shareholder known to the Corporation to beneficially own more than 5% of the outstanding shares of the Common Stock as of December 31, 1994.
The Common Stock is the only class of equity securities of the Corporation outstanding.

                                                  Shares
                                          Beneficially Owned (1)
                                                       Percent of
       Name and Address                 Number           Class
_________________________________________________________________

       First Union National Bank
       of North Carolina
       Capital Management Group
       401 South Tryon Street
       Charlotte, North Carolina 28202   371,137 (2)    8.0%

                                                  Shares
                                          Beneficially Owned (1)
                                                       Percent of
       Name and Address                 Number           Class
_________________________________________________________________

       First Charter National Bank
       Post Office Box 228
       Concord, North Carolina 28025    700,961 (3)     15.1

       Kyle E. Black, M.D.
       1 Acorn Lane
       Salisbury, North Carolina 28144  241,225 (4)      5.2


__________________

(1) Unless otherwise noted, all shares of Common Stock set forth in the table are directly owned, with sole voting and investment power, by such shareholder. The Corporation has obtained certain of the information from schedules filed with the Securities and Exchange Commission pursuant to Section 13(d) or 13(g) of the Securities Exchange Act of 1934, as amended.
(2) Includes 289,863 shares held in various fiduciary capacities with respect to which First Union National Bank has shared voting power and 80,353 shares held in various fiduciary capacities with respect to which it has sole voting power. First Union National Bank has shared investment power with regard to 346,539 shares and sole investment power with regard to 24,598 shares.
(3) Includes 624,796 shares held in various fiduciary capacities with respect to which the Bank has sole voting power and 76,165 shares held in various fiduciary capacities with respect to which it has shared voting power. The Bank has sole investment power with respect to 49,056 shares and shared investment power with respect to 81,694 shares.
(4) Includes 83,626 shares owned by Dr. Black, as to which he has sole voting and investment power; 55,199 shares held by the estate of his wife, of which Dr. Black is executor and a beneficiary, as to which shares Dr. Black is deemed to have sole voting and investment power; and 102,400 shares held in two trusts of which Dr. Black is a co-trustee, as to which he has shared voting and investment power. Each trust contains 51,200 shares, and Dr. Black is the beneficiary of one trust.

                      ELECTION OF DIRECTORS

       Under the Corporation's Articles of Incorporation and Bylaws, the Board of Directors of the Corporation shall have not fewer than five nor more than twenty-five members as determined from time to time by not less than 75% of the members of the Board of Directors or by the shareholders of the Corporation, and the directors shall be divided into three classes having staggered three-year terms. The Board of Directors has set the number of directors at fourteen. The Corporation's Bylaws provide that a director may not be elected as director, or continue to serve as director, after reaching age 70.

       The Board of Directors has nominated for election five members of the Board of Directors whose terms expire at the Annual Meeting and are eligible for re-election. It is intended that the persons named in the accompanying form of proxy will vote to elect the five nominees listed below as directors for terms to expire in 1998, unless authority so to vote is withheld.

Each nominee, if elected, will serve until the Annual Meeting of Shareholders of the Corporation held in 1998, or until such person's earlier resignation or retirement, or until his successor shall be elected and shall qualify to serve. Although management expects that each of the nominees will be available for election, if a vacancy in the slate of nominees is caused by death or other unexpected occurrence, it is intended that shares represented by proxies in the accompanying form will be voted for the election of a substitute nominee selected by the persons named in the proxy. Directors will be elected by a plurality of the votes cast. Accordingly, neither votes withheld from director nominees nor broker non-votes, if any, will have the effect of a "negative" vote with respect to the election of directors. The Board of Directors recommends a vote FOR all of the nominees for election as directors.

       The names of the nominees for election to the Board of Directors and of the continuing directors, their ages, their principal occupations or employment for the past five years, and certain other information with respect to such persons is set forth below. The dates indicated as the dates from which such persons have served as directors reflect the year in which the respective directors became directors of the Corporation, which was formed in 1983. Most of the directors also have been directors of the Bank (or other banks which have merged into the Bank) both prior to and since the formation of the Corporation.

NOMINEES FOR THREE-YEAR TERMS EXPIRING IN 1998

       J. KNOX HILLMAN, JR., age 53, is the President of Shuford
Insurance Agency, Inc.  He has been a director since 1984.

       LAWRENCE M. KIMBROUGH, age 54, is the President and Chief
Executive Officer of the Corporation and the Bank. He has been a director since 1986.

       ROBERT F. LOWRANCE, age 46, is the owner of A&A Realty
Company, a company involved in retail and commercial real estate sales and development. He has been a director since 1986.

       ROBERT L. WALL, age 63, served as President of Cabarrus
Memorial Hospital until February 28, 1994, at which time he retired. He has been a director since 1983.

       JAMES B. WIDENHOUSE, age 67, is a private investor. He has been a director since 1983.

DIRECTORS WITH TERMS EXPIRING IN 1996

       WILLIAM R. BLACK, age 46, is medical doctor specializing in oncology. He has been a director since 1990.

       GRADY S. CARPENTER, age 66, is the President of Security
Oil Company, Inc., a wholesale oil distributor. He has been a director since 1986.

       DUARD C. LINN, JR., age 69, is Vice Chairman of the Board of Directors of the Corporation and the Bank. He also is a private business consultant. He has been a director since 1987.

       T. DAVID PROPST, age 44, is the President of Earl's Tire
Store, Inc.  He has been a director since 1986.

DIRECTORS WITH TERMS EXPIRING IN 1997

       JANE B. BROWN, age 63, is a private investor. She has been a director since 1986.

       MICHAEL R. COLTRANE, age 48, is the President of The Concord Telephone Company. Mr. Coltrane served as director of the Corporation from 1983 until 1985, and has currently served as a director since 1988. Mr. Coltrane also serves as a director of CT Communications, Inc. and a director of US Intelco Holdings, Inc.

       J. ROY DAVIS, JR., age 61, is the Chairman of the Board of the Corporation and the Bank. He is also the President of S&D Coffee, Inc. Prior to being elected Chairman of the Board in 1990, Mr. Davis was Vice Chairman of the Board of the Corporation and the Bank from 1988 to 1990. He has been a director since 1983.

       BRANSON C. JONES, age 67, is Consulting Vice President of Oiles America Corp., a manufacturer of automobile bearings. Prior to his employment with Oiles America Corp. in 1990, Mr. Jones served as Executive Vice President of The Greater Cabarrus County Economic Development Corporation. Mr. Jones has been a director since 1983.

       HUGH H. MORRISON, age 47, is the President of E. L.
Morrison Co., Inc., a retail building supply company. He has been a director since 1985.

       No family relationship as close as first cousin exists among the directors or executive officers of the Corporation.

COMPENSATION AND ATTENDANCE OF DIRECTORS

       During 1994, each director of the Corporation who was not employed by the Corporation or the Bank was paid $400 for each meeting of the Board of Directors of the Corporation which he attended and $200 for each Corporation or Bank committee meeting he attended. The Corporation also maintains the Deferred Compensation Plan for Non-Employee Directors (the "Deferred Compensation Plan"), pursuant to which directors who are not also full-time employees of the Corporation or the Bank may elect to defer all or a portion of such director fees. Such deferred fees may be invested in a cash account, which is credited with interest at an annual rate equal to the Bank's Prime Rate, or in a stock-based account, in which the participant will be credited with units based on the value of shares of Common Stock of the Corporation. Amounts invested in the stock account are credited with additional amounts representing the value of dividends declared from time to time by the Corporation. Under the Deferred Compensation Plan, a participant may elect to receive amounts (payable in cash only) in a lump sum or in equal installments over five years, following the participant's death, disability, retirement from the Board of Directors or any other date selected by the participant which is at least six months following the participant's election date.

       During 1994, each member of the Board of Directors of the Corporation attended at least 75% of the total number of meetings of the Board of Directors and any committee or committees on which he served. The Board of Directors met 12 times during 1994.

COMMITTEES OF THE BOARD OF DIRECTORS

       The Corporation has Executive, Audit and Compensation Committees. The Executive Committee reviews the regularly scheduled Board of Directors meeting agendas. This Committee receives various reports from management and makes recommendations based on management reports to the directors at the regularly scheduled Board of Directors meetings. Pursuant to the Corporation's Bylaws, the Executive Committee also serves as the nominating committee. In such capacity, the Executive Committee determines the nominees for director in a given year and may consider written nominations of candidates for election to the Board of Directors submitted by shareholders to the Secretary of the Corporation that are accompanied by certain information regarding such nominees. See "Election of Directors
- - -- Nominations for Director." The Executive Committee also serves the function previously served by the Asset/Liability Committee. In such capacity, it monitors the financial condition of the Corporation and makes adjustments in policies affecting lending, pricing of services, investment securities and liability positions with a view to current and anticipated interest rates and other economic conditions.

       The Audit Committee reviews the work and reports of the Corporation's internal auditors and, on an annual basis, reviews reports of the Corporation's independent auditors and any examinations of regulatory agencies. The Audit Committee also establishes the scope and detail of the audit program, which is conducted by the internal auditors to protect against improper and unsound practices and to furnish adequate protection of all assets and records. It also reviews proposals from the independent public accountants and makes recommendations to the full Board of Directors.

       The Compensation Committee annually reviews and recommends to the Board of Directors salary grade ranges and merit increase guidelines. In addition, it recommends to the Board of Directors the annual budget request for all salaries and overtime and specifically recommends to the Board of Directors all executive officers' salaries. It reviews recommendations from management regarding major benefits plans and recommends to the Board of Directors annually the formula for matching contributions to the First Charter Retirement Savings Plan. The Compensation Committee also administers the Corporation's Comprehensive Stock Option Plan and the 1993 Employee Stock Purchase Plan.

       The members of each Committee and the number of meetings held by each Committee during 1994 were as follows:

EXECUTIVE (14 meetings)
Michael R. Coltrane
J. Roy Davis, Jr., Chairman
J. Knox Hillman, Jr.
Branson C. Jones
Lawrence M. Kimbrough
Duard C. Linn, Jr.
Hugh H. Morrison
Robert L. Wall

AUDIT (7 meetings)
Grady S. Carpenter
Michael R. Coltrane
Branson C. Jones, Chairman
Robert F. Lowrance
T. David Propst
James B. Widenhouse


COMPENSATION COMMITTEE
(7 meetings)
Jane B. Brown
Michael R. Coltrane
J. Roy Davis, Jr.
J. Knox Hillman, Jr., Chairman
Duard C. Linn, Jr.
T. David Propst
Robert L. Wall


NOMINATIONS FOR DIRECTOR

       The Corporation's Bylaws set forth the procedures for a shareholder to follow in order to nominate persons for election to the Board of Directors. Pursuant to these provisions, a shareholder generally may properly bring a nomination before the annual meeting of shareholders in a given year if the shareholder provides written notice to the Corporation's secretary at least 50 but not more than 75 days prior to the anniversary date of the shareholders' meeting held in the prior year. This notice must set forth certain biographical information relating to each person so nominated by the shareholder. In addition, the notice must set forth such shareholder's beneficial ownership of the Common Stock. In its discretion, the nominating committee of the Board of Directors may consider such nomination for the Board of Directors' slate of nominees for that year. The Bylaws also set forth the time by which nominations shall be submitted in the event that the annual meeting is held more than 30 days before or 60 days after the anniversary date of the previous year's annual meeting. Finally, the Bylaws set forth under what circumstances a shareholder may bring a nomination for director before a special meeting of shareholders and the time within which such nomination must be submitted. Unless nominations are presented in accordance with these provisions of the Bylaws, they will be disregarded as invalid. Shareholders may obtain a copy of the Corporation's Bylaws from the Corporation, upon written request to First Charter Corporation, 22 Union Street North, Concord, North Carolina, 28025, Attention: Robert O. Bratton, and upon payment of $25.00 to cover the costs of reproduction.

              MANAGEMENT OWNERSHIP OF COMMON STOCK

       The following table presents information regarding the beneficial ownership of the Common Stock as of January 31, 1995 of (i) all current directors and nominees for director, (ii) each executive officer of the Corporation named in the Summary Compensation Table contained elsewhere herein and (iii) all directors, nominees for director and executive officers as a group.

                                                   Shares
                                           Beneficially Owned (1)
                                                       Percent of
       Name and Address                   Number         Class
_________________________________________________________________

     William R. Black                      1,333         *
     Robert O. Bratton                    55,985 (2)     1.18%
     Jane B. Brown                        52,929         1.14
     Grady S. Carpenter                    8,445         *
     Michael R. Coltrane                  73,335 (3)     1.58
     J. Roy Davis, Jr.                    23,178         *
     Robert G. Fox                         2,944 (4)     *
     J. Knox Hillman, Jr.                  4,652         *
     Branson C. Jones                     30,433 (5)     *
     Lawrence M. Kimbrough                29,955 (6)     *
     Duard C. Linn, Jr.                  221,321 (7)     4.77
     Robert F. Lowrance                    7,568         *
     Hugh H. Morrison                     29,870 (8)     *
     T. David Propst                      12,501 (9)     *
     Robert L. Wall                        4,828 (10)    *
     James B. Widenhouse                   6,492         *

     All directors, nominees and
     executive officers of the
     Corporation as a group (16 persons) 565,769         12.16%

_______________
 *Less than 1%.

(1) Unless otherwise noted, all shares of Common Stock set forth in the table are directly owned, with sole voting and investment power, by such shareholders.
(2) Includes 5,493 shares represented by options that are currently exercisable or exercisable within 60 days, 2,470 shares owned by spouse and 246 shares owned by minor children.
(3) Includes 6,956 shares owned by spouse as to which Mr. Coltrane disclaims beneficial ownership and 19,200 shares held in three trusts of which Mr. Coltrane is a co-trustee, of which he has shared voting and investment power.
(4) Includes 1,920 shares represented by options that are currently exercisable or exercisable within 60 days.
(5)    Includes 2,400 shares owned by spouse.
(6) Includes 7,520 shares represented by options that are currently exercisable or become exercisable within 60 days, 404 shares owned by spouse and 1,737 shares owned by a minor child.
(7) Includes 25,321 shares owned by spouse and 65,330 shares held in a family limited partnership of which Mr. Linn has shared voting and investment power.
(8) Includes 5,719 shares held in trust, 1,061 shares owned by spouse and 7,056 shares owned by minor children.
(9)    Includes 2,470 shares owned by minor children.
(10)   Includes 206 shares owned by spouse.

       Pursuant to Section 16 ("Section 16") of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), directors and officers of the Corporation are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Common Stock. To the Corporation's knowledge, based solely on its review of the copies of such reports furnished to the Corporation and written representations that no other reports were required, insiders of the Corporation complied with all filing requirements.

                     EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

       The following Summary Compensation Table indicates for the past three years the compensation of each person who served as an executive officer of the Corporation in 1994, including the Chief
Executive Officer (the "named executive officers").



                                                       Long Term
                                                     Compensation
                                                        Awards
                              Annual Compensation     Securities
                                                      Underlying
     Name and                Salary       Bonus (1)  Options/SARs
Principal Position    Year    ($)           ($)            (#)
_________________________________________________________________

Lawrence M. Kimbrough  1994   $132,500     $ 92,750       7,633
  President and Chief  1993    125,000       62,500       8,000
  Executive Officer    1992    125,000       62,500       8,400

Robert O. Bratton      1994   $ 97,500     $ 48,750       4,900
  Executive Vice
   President           1993     92,000       36,800       4,933
  and Chief Financial
   Officer             1992     92,000       36,800       6,672

Robert G. Fox          1994   $ 95,000     $ 47,500       4,733
  Executive Vice
   President (2)       1993     62,577       27,000       4,800
                       1992         -             -          -


                                                 All Other
     Name and                                  Compensation
Principal Position         Year                     ($)
____________________________________________________________

Lawrence M. Kimbrough      1994                $  9,364(3)
  President and Chief      1993                  12,000
  Executive Officer        1992                  11,475

Robert O. Bratton          1994                $  9,745(4)
  Executive Vice
   President               1993                   8,832
  and Chief Financial
   Officer                 1992                   8,446

Robert G. Fox              1994                $  3,337(5)
  Executive Vice
   President (2)           1993                       0
                           1992                       -

__________________

(1) Represents amounts paid to the named executive officer pursuant to the Corporation's Executive Incentive Bonus Plan. See "Report of Board of Directors on Executive Compensation" for a brief description of the Executive Incentive Bonus Plan.
(2)    Mr. Fox was hired by the Corporation in April 1993.
(3) Consists of (i) $9,240 contributed by the Corporation under the Retirement Savings Plan (the "Savings Plan"), a defined contribution plan intended to qualify under Sections 401(a) and 401(k) of the Internal Revenue Code of 1986, as amended (the "Code"), and (ii) $124 representing the dollar value of the premium paid by the Corporation for term life insurance.
(4) Consists of (i) $9,240 contributed by the Corporation under the Savings Plan, and (ii) $505 representing the dollar value of the premium paid by the Corporation for term life insurance.
(5) Consists of (i) $2,850 contributed by the Corporation under the Savings Plan, and (ii) $487 representing the dollar value of the premium paid by the Corporation for term life insurance.

STOCK OPTION PLANS

       The Corporation has in effect the Comprehensive Stock Option Plan pursuant to which the Compensation Committee may grant stock options to officers and other key employees of the Corporation and the Bank. In addition, during the 1994 fiscal year, the Corporation had in effect the 1991 Employee Stock Purchase Plan (the "1991 ESPP") and the 1993 Employee Stock Purchase Plan (the "1993 ESPP").

       The following table indicates option grants pursuant to the Comprehensive Stock Option and the 1993 ESPP during fiscal year 1994 to the named executive officers. No options were granted pursuant to the 1991 ESPP, which terminated by its terms during such year.

              OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                       INDIVIDUAL GRANTS

                      Number of           Percent of
                    Securities           Total Options/
                    Underlying           SARs Granted    Exercise
                   Options/SARs          to Employees    or Base
                     Granted              in Fiscal       Price
   Name                (#)                   Year        ($/Sh)
_________________________________________________________________

L. M. Kimbrough      5,867  (1)              20.28%      $ 14.72
                     1,766  (2)               6.86         10.13

R. O. Bratton        3,600  (1)              12.44         14.72
                     1,300  (2)               5.05         10.13


R. G. Fox            3,467  (1)              11.98         14.72
                     1,266  (2)               4.92         10.13

                                                    Grant Date
                                     Expiration      Present
       Name                             Date        Value (3)
_________________________________________________________________

L. M. Kimbrough                      10/24/04       $ 36,531 (4)
                                       1/2/96          4,920 (5)

R. O. Bratton                        10/24/04         22,416 (4)
                                       1/2/96          3,621 (5)

R. G. Fox                            10/24/04         21,587 (4)
                                       1/2/96          3,527 (5)

__________________

(1) Represents shares covered by options granted pursuant to the Corporation's Comprehensive Stock Option Plan. All such options granted under the Comprehensive Stock Option Plan in 1994 vest at the rate of 20% per year over five years, based on the date of grant. Such options have an exercise price equal to 100% of fair market value of such shares on the date of grant.
(2) Represents shares covered by options granted pursuant to the Corporation's 1993 ESPP. Pursuant to the 1993 ESPP, eligible employees are notified of the number of shares with respect to which options can be granted to such employee under the plan, and then each employee elects the number of shares to be so covered by the options. The numbers in the table represent the number of shares so elected. Options granted under the 1993 ESPP are exercisable two years from date of grant, at which time they expire if not exercised. Options granted under the 1993 ESPP have an exercise price equal to 90% of the fair market value of such shares on the date of grant.
(3) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend on the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance the value realized by an executive will be at or near the value estimated by the Black-Scholes model.
(4) The estimated values under the Black-Scholes model for options granted under the Comprehensive Stock Option Plan are based on the following assumptions: exercise price is 100% of the fair market value at date of grant; exercise term is ten years; no discounts have been taken for vesting or restrictions; the risk free rate is 7.94% (based on the 10-year Treasury note yield as of the date the options were issued); the volatility factor is .385 (based on the preceding 12 months); and the dividend yield is 3.25% (based on the preceding 12 months).
(5) The estimated values under the Black-Scholes model for options granted under the 1993 ESPP are based on the following assumptions: exercise price is 90% of the fair market value at date of grant; exercise term is two years; no discounts have been taken for vesting or restrictions; the risk free rate is 7.19% (based on the 2-year Treasury note yield); the volatility factor is .385 (based on the preceding 12 months); and the dividend yield is 3.25% (based on the preceding 12 months).

       The following table sets forth a summary of certain information with respect to the exercise of stock options during 1994 by the named executive officers and the value of such executive's unexercised stock options held at fiscal year end (including options granted under the Comprehensive Stock Option Plan and options granted under the 1993 ESPP).

             AGGREGATED OPTION/SAR EXERCISES IN LAST
           FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR
                             VALUES

                                                   Number of
                    Shares                  Securities Underlying
                 Acquired on     Value   Unexercised Options/SARs
                   Exercise    Realized    at Fiscal Year-End (#)
       Name          (#)          ($)   Exercisable Unexercisable
_________________________________________________________________

L. M. Kimbrough    1500       21,927        7,040        14,993

R. O. Bratton      1104       16,136        5,093         9,940

R. G. Fox           -           -           1,920         7,613


                                         Value of Unexercised
                                      In-the-money Options/SARs
                                       at Fiscal Year-End ($) (1)
       Name                        Exercisable   Unexercisable
_________________________________________________________________

L. M. Kimbrough                         $ 47,692      $ 50,741

R.O. Bratton                              36,221        36,782

R. G. Fox                                  7,920        17,577

___________________

(1) Determined based on the closing price of the Common Stock as reported on the NASDAQ National Market System as of December 31, 1994.

CHANGE IN CONTROL AGREEMENTS

       During 1994, the Corporation entered into respective agreements with certain of its executive officers, including each of the named executive officers, providing for certain payments to such officers in the event their employment is terminated following a "change in control" of the Corporation. For purposes of the agreements, a "change in control" generally includes a merger or similar transaction involving the Corporation in which the Corporation's shareholders receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all the Corporation's assets, certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who owned more than 5% of the Common Stock as of the date of the agreements unless prior approval of the Board is received, certain instances in which the composition of the Corporation's Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Corporation in a proxy statement or the acquisition of control of the Corporation under applicable federal banking laws.

     To be entitled for payments upon such a change in control, (a) the officer's employment must be terminated other than for cause, or (b) the officer must terminate his employment for good reason, in either case within one year following the change in control. "Cause" is defined generally as willful misconduct, use of narcotics or alcohol in a manner that affects the officer's duties, conviction of a felony or serious misdemeanor involving moral turpitude, embezzlement or theft or gross inattention or dereliction of duty. "Good reason" generally means a material reduction in the officer's duties or a change in title resulting in reduction of the officer's duties, a material reduction in salary or bonus, or the relocation of the officer to an area more than 30 miles outside of Concord, North Carolina. The respective agreements of the named executive officers provide for continued payment of base salary and average bonus amounts, as well as certain continued benefits provided to employees generally, for a period of 24 months (35 months in the case of Mr. Kimbrough) following an event which would entitle such officer to payments under his agreement.

      REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

       Recommendations regarding the compensation of the Corporation's executive officers generally are presented by the Compensation Committee (the "Committee") to the Corporation's entire Board of Directors. Each member of the Committee is a non-employee director. However, final decisions with respect to all matters of compensation, with the exception of grants of stock options as hereinafter described, are made by the full Board. The Chief Executive Officer ("CEO") and the Chief Financial Officer ("CFO") of the Corporation determine the salary or salary range recommendations for all employees, including executives other than themselves. They present their information and recommendations regarding such compensation to the Committee.

     In addition, the CEO presents recommendations regarding the CFO's salary to the Committee. The Committee, in turn, reviews and analyzes all information submitted to it. Thereafter the Committee determines its recommendations to the Board of Directors regarding compensation of all employees of the Corporation, including recommendations regarding the compensation of the CEO. During 1994, the Board of Directors approved all recommendations of the Committee.

       Set forth below is a report of the Committee regarding executive compensation for fiscal year 1994.

       Executive Compensation Policies and Program.  The
Corporation's executive compensation program is designed to

     Attract and retain qualified management of the Corporation;

     Enhance short-term financial gains of the Corporation; and

     Enhance long-term shareholder value in the Corporation.

       The total compensation package for executives of the Corporation includes cash and equity-based compensation. Annual compensation may consist of a base salary, a bonus and grants of stock options. The Corporation's policy is generally to provide base salary that might fall below the median base salary paid to comparable executives, while focusing more on incentive compensation that is linked to the performance of the Corporation. The Corporation strives, however, to provide each executive officer with total annual cash compensation (base salary and bonus) in an amount that would be paid on the open market for a fully qualified officer of that position.

       During 1993, the Corporation hired an independent consultant to review the Corporation's annual compensation package for its executive officers. This consultant obtained a job description for each of the executive officers of the Corporation. Based on these descriptions, the consultant generated a report (the "Report") that provided compensation information regarding comparable jobs in other financial institutions, setting forth, among other things, the 50th and 75th percentiles for each of base salary total annual cash compensation (base salary and bonus). In general, the Committee used the 1993 information provided in the Report to maintain levels of total annual cash compensation for 1994 (salary and potential bonus amounts, each as discussed below) that fell between the 50th and 75th percentiles as set forth in the Report.

       The sources used by the consultant to generate this information consisted of (i) its internal Compensation Data Bank--Banking Survey Executive Report, which compiles information regarding financial institutions located throughout the nation with $200 to $500 million in assets; (ii) ECS/Wyatt Data Services--Top Management Compensation-Regression Analysis Report, which compiles information regarding financial institutions located throughout the nation with $200 to $500 million in assets; (iii) Cole Surveys Financial Institutions Position
Report: Commercial Banks, which compiles information regarding financial institutions located throughout the nation with $200-$499 million in assets; and (iv) Bank Administration Institute--Bank Cash Compensation Survey, which compiles information regarding financial institutions located throughout the Southeast with $100-$499 million in assets. The institutions included in these sources are not necessarily the same group of institutions that comprise the Independent Bank Index used in the Performance Graph contained elsewhere in this Proxy Statement. However, the group of institutions comprising the Bank Administration Institute's Bank Cash Compensation Survey is comparable to those used in the Independent Bank Index.

       Base Salaries. Generally, the Committee determines the level of base salary for the CEO, the CFO and one additional executive vice president of the Corporation and a salary range for other executive officers, in each case based on competitive norms, derived from annual surveys published by several independent banking institutes or private companies specializing in financial analysis of financial institutions. Actual salary changes are based upon a written evaluation of each individual's performance based on numerous criteria and the weighing of such criteria using a previously agreed-upon formula. In addition, with respect to each executive, including the CEO, the Committee considers the individual's performance, including such individual's total level of experience in the banking industry, his record of performance and contribution to the success of the Corporation relative to his job responsibilities and his overall service to the Bank. During 1994, the Committee used the information set forth in the Report to maintain base salaries for its executive officers that were at or below the median salaries reported in the Report.

       Bonuses. The Corporation also maintains the Executive Incentive Bonus Plan (the "Bonus Plan") for executive officers, from which performance-oriented bonuses may be paid to certain key executive officers in any given year. The Committee annually determines the executive officers eligible to participate in the Bonus Plan. In general, those executives that are considered to have major policy input with respect to the Corporation, or who are in a position to generate a major impact on the Corporation's earnings, are selected to participate in the Bonus Plan. Actual bonuses paid pursuant to the Bonus Plan are based on various return on assets ("ROA") levels of the Corporation at fiscal year end. No bonuses may be paid unless the Corporation reaches a minimum ROA, determined at the beginning of each year.

       Pursuant to the Bonus Plan, the Corporation annually establishes a bonus pool amount for each participating executive, which is equal to a given percentage of the base salary of such executive. Such percentages are determined based on the executives' relative responsibilities and ability to impact the financial and operating performance of the Corporation. The amount of a participant's bonus pool that is eligible to be paid at the end of the year differs depending on the level of the Corporation's ROA. Of the amount eligible to be paid to a participant, 50% is paid to the executive on a non-discretionary basis. The remaining half of the eligible amount may be paid to the participant, in the discretion of the Committee, based on the participant's individual performance. When evaluating the performance of a participant, the Committee considers the Corporation's actual operating performance (such as reduced levels of past due loans, reduced levels of non-performing and restructured loans, improvements in asset quality and corresponding reductions in provision amounts, increased non-interest income and continued control of corporate expenses) in relation to its targeted long range action plan and the executive's ability to impact the various components thereof. Other criteria considered include the executive's initiative, contribution to overall corporate performance and managerial ability.

       The Corporation achieved a ROA of 1.74% with respect to the 1994 fiscal year, which was in excess of the maximum ROA target set forth in the Bonus Plan. As a result, the entire amount of each executive's bonus pool was available to be awarded as bonus. Therefore, 50% of each bonus pool was awarded to the respective executive on a non-discretionary basis. Furthermore, the remainder of each executive's bonus pool was awarded to him based upon the evaluation process described above.

       Options. Stock options comprise the final component of executives' core annual compensation. This equity-based compensation is designed to be a long-term incentive for executives to enhance shareholder value in the Corporation. The Corporation maintains the Comprehensive Stock Option Plan (the "Stock Option Plan") pursuant to which the Corporation grants stock options (both qualified and non-qualified) to its key employees. The Committee administers the Stock Option Plan in its sole discretion, including the determination of the individuals to whom options will be granted, the terms on which such options are granted and the number of shares subject to such options. In general, when determining the key employees to whom options shall be granted, the Committee considers such employees' relative job responsibilities and abilities to impact the financial and operating performance of the Corporation.

       Prior to 1993, the Committee had granted options to executives on a fairly subjective basis, without guidance as to practices among comparable institutions. In an effort to form a more standardized method of granting options, the Corporation requested the independent consultant hired in 1993 to review the practices of comparable institutions in granting options. Accordingly, using the information provided in its internal Compensation Data Bank--Banking Survey Executive Report (previously described), the consultant determined a scale whereby the aggregate value of options granted is based on a multiple of base salary. Based on the policy the Committee developed in 1993, when it granted options in 1994, the Committee considered several factors, including the number of stock options currently held by executives and their terms, the maximum aggregate number of options to be granted under the Stock Option Plan in 1994, as well as the cumulative amount outstanding, and the aggregate number of options to be granted as a percentage of total shares outstanding. Based on these factors, the Committee determined that the aggregate value of options to be granted to each executive generally should continue to be at the median of the scale. Accordingly, using the scale the Committee determined the applicable multiple of base salary for each executive and granted options to such executive with an aggregate value (based on the closing price of the Common Stock on the date of grant) equal to such amount.

       In addition to the Stock Option Plan, the Corporation maintains an employee stock purchase program pursuant to which options are granted periodically to all employees of the Corporation, including executive officers, at an exercise price equal to 90% of the fair market value of the stock at the date of grant. The number of shares subject to options granted to each employee, including executive officers, is determined automatically based on base salary levels of all employees.

       Change in Control Agreements. During fiscal year 1994, the Compensation Committee recommended, and the Board of Directors approved, agreements for certain of the Corporation's and the Bank's executives that provide for continued salary, bonus and benefits for a certain period of time upon termination of employment following a change in control of the Corporation. As part of its determination to provide such agreements, the Compensation Committee, and the Board of Directors, considered the changing environment in the banking industry due to interstate banking and branching measures, the increased activity with respect to acquisitions of community and other banks by merger or otherwise and, in light of such activity, the potential stress and anxiety for the Corporation's executives with respect to future employment. While the Board of Directors is not aware of any proposed change in control of the Corporation, the Compensation Committee and the Board determined it to be in the best interests of the Corporation and its shareholders to encourage such executives to remain with the Corporation or the Bank and to help avoid any potential distraction for such executives. Such Committee and Board further determined that a primary means of such encouragement would be to provide for continuing financial stability for such executives in the event a change in control of the Corporation occurs.

       Other. In addition to the above forms of compensation, the Corporation also provides group term life insurance for its employees, including its executive officers. Executive officers also participate in the Corporation's Retirement Savings Plan (the "Savings Plan"), which is a defined contribution plan intended to qualify under Section 401(a) of the Code and containing a cash or deferred arrangement under Section 401(k) of the Code. Pursuant to the Savings Plan, an eligible employee may elect to defer between 1% and 10% of compensation. In addition, the Corporation contributes annually to each participant's account, out of net profits of the Corporation, 3% of the participant's base compensation plus a portion of a discretionary matching amount as determined by the Board of Directors from time to time, allocated to participants' accounts in proportion to their elective deferrals up to 6% for such year. Furthermore, an additional discretionary amount as determined by the Board of Directors from time to time may be contributed to the accounts of participants, based on the level of employee contributions, and is allocated to participants' accounts in proportion to their base compensation for such year.

       COMPENSATION OF CHIEF EXECUTIVE OFFICER. The Board of Directors of the Corporation determines the compensation of the CEO based upon recommendations of the Committee. The CEO's base salary is determined by a review of salaries of top executives of comparable financial institutions, using the process previously described. In keeping with the Corporation's general policy with respect to base salary and bonus, the CEO's base salary is set at an amount which is approximately 20% lower than the base salaries for comparable executives. The Compensation Committee instead places more emphasis on available cash bonus, as a means of more directly linking the CEO's total annual compensation to the performance of the Corporation. Total annual compensation for the CEO in 1994 was slightly below the median for comparable executives. In 1993, the CEO was awarded the maximum amount of his eligible bonus pool with respect to such year. The Corporation achieved a ROA of 1.74% with respect to the 1994 fiscal year, which was in excess of the maximum ROA target set forth in the Bonus Plan for that year. As a result, the entire amount of the CEO's bonus pool was available to be awarded as bonus. In accordance with the terms of the Bonus Plan, 50% of this amount was awarded to the CEO on a non-discretionary basis. The remainder of the CEO's bonus pool was awarded to him as the result of an evaluation of the Corporation's overall improved financial and operating performance in 1994, including increases in stock value, increases in trust department income, decreases in past due and classified loans and containment of costs in general. The Board of Directors of the Corporation has approved the CEO's participation in the Bonus Plan in 1995. Finally, the Board of Directors made a stock option grant to the CEO pursuant to the Corporation's Stock Option Plan in October 1994. In determining the number of shares subject to options so granted, the Board of Directors considered the CEO's responsibilities and potential contribution to the performance of the Corporation relative to that of the other executives, and the actual number of shares subject to such options was determined using the scale previously described. The number of shares subject to options granted to the CEO under the 1993 ESPP was determined by formula based on his 1994 base salary level.

       Submitted by the Compensation Committee of the Board of
Directors:

       Jane B. Brown                    Duard C. Linn, Jr.
       Michael R. Coltrane              T. David Propst
       J. Roy Davis, Jr.                Robert L. Wall
       J. Knox Hillman, Jr.

              COMPENSATION COMMITTEE INTERLOCKS AND
              INSIDER PARTICIPATION IN COMPENSATION
                            DECISIONS

       Michael R. Coltrane, a member of the Compensation
Committee, served as Executive Vice President of the Corporation and the Bank until 1988.

                        PERFORMANCE GRAPH

       Set forth below is a line graph comparing the cumulative total shareholder return on the Common Stock, based on the market value of the Common Stock and assuming reinvestment of dividends, with the Independent Bank Index, a published banking industry index, and the Standard & Poor's 500 Stock Index, a broad equity market index.

                    FIRST CHARTER CORPORATION
                  Five Year Performance Index*

(COMPARISON CHART APPEARS HERE.  THE PLOT POINTS ARE LISTED IN
THE FOLLOWING TABLE.)

*$100 invested on 12-31-89 in Stock of Index including reinvestment of dividends. Fiscal Year Ending December 31

                    1989    1990    1991    1992    1993    1994

First Charter
 Corporation         100     77      81      145     224     300
Independent Bank
 Index-Weighted      100     89      99      136     160     193
S&P 500 Index        100     97     127      136     150     152



         CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

       The Bank has had, and expects to have in the future, banking transactions in the ordinary course of business with directors, officers and principal shareholders of the Corporation and the Bank and their associates. All loans and commitments included in such transactions were made and are expected to be made on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable transactions with other borrowers and did not and are not expected to involve more than the normal risk of collectibility or present other unfavorable features.

        APPROVAL OF THE 1996 EMPLOYEE STOCK PURCHASE PLAN

       The Board of Directors recommends approval by the shareholders of the 1996 Employee Stock Purchase Plan (the "1996 ESPP"). The text of the 1996 ESPP is set forth as Exhibit A to this Proxy Statement, and this description thereof is qualified by reference thereto. The 1996 ESPP is designed to give all employees an increased personal interest in the success and progress of the Corporation by encouraging them to become owners or increase their ownership of Common Stock of the Corporation. It is substantially similar in operation and effect to the 1993 ESPP currently in effect. The 1993 ESPP expires on January 2, 1996. The maximum number of shares of the Corporation's Common Stock subject to the 1996 ESPP will be 150,000 shares, with proportionate adjustments of such amount and of individual outstanding options in the case of stock dividends, stock splits, or other stock changes.

       The 1996 ESPP provides for the granting of options to all eligible employees of the Corporation and its subsidiaries, both officers and non-officers, entitling them to purchase shares of the Common Stock of the Corporation at a discounted price. All employees of the Corporation and the Bank will be eligible to participate in the 1996 ESPP, except part-time and temporary employees and employees owning 5% or more of the total voting power or value of all classes of stock of the Corporation or the Bank. Under the 1996 ESPP, only those directors and nominees for director who are full time employees of the Corporation or the Bank will be eligible to receive options. If the Board of Directors determines to grant any options pursuant to the 1996 ESPP, each eligible employee will receive an option to purchase up to the largest whole number of shares obtained by dividing the employee's annual compensation (as defined in the 1996 ESPP) at the date the option is granted by $100. Generally, an option granted under the 1996 ESPP will terminate 24 months from the date the option is granted, and the option generally is exercisable only at the end of the 24 month period. However, the 1996 ESPP provides that if an employee's employment terminates for any reason other than retirement with the consent of the Corporation (as defined in the 1996 ESPP), medical disability (as defined in the 1996 ESPP) or death, then such employee's options terminate immediately. If an employee retires with the consent of the Corporation, such options may be exercised within 30 days of his or her date of retirement, and if an employe becomes medically disabled or dies, such employee (or his or her estate, personal representative or beneficiary) may exercise the option within one year of death or disability, but in either case not later than five days prior to the expiration date of the option.

       The 1996 ESPP provides that options will become immediately exercisable in full, regardless of their terms, upon the occurrence of certain events involving a change in control of the Corporation. Such events include the adoption of a plan of merger or similar transaction involving the Corporation in which the Corporation's shareholders would receive less than 50% of the voting stock of the surviving corporation, the approval by the Board of Directors of the sale or transfer by the Corporation of a majority of the stock of a significant subsidiary of the Corporation or substantially all of the Corporation's or such a subsidiary's assets, certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who beneficially owned, as of the Option Date, more than 5% of the Common Stock unless prior approval of the Board of Directors is received or any other transaction that would constitute a change in control required to be reported by the Corporation in a proxy statement or the acquisition of control of the Corporation under applicable federal banking laws. In addition, upon the approval of the dissolution or liquidation of the Corporation, all options shall become exercisable in full. Upon the occurrence of the dissolution or liquidation of the Corporation, or upon the consummation of a merger or consolidation in which the Corporation's shareholders do not receive at least 50% of the voting stock of the resulting corporation, all options not exercised shall terminate.

       The purchase price of shares covered by an option will be 90% of the fair market value of the stock on the date options are granted. The fair market value generally will be determined by reference to the mean between the high and low sales prices as reported on the NASDAQ National Market. Each employee who elects to participate shall sign an election form authorizing monthly payroll deductions for a specific number of shares. Such payroll deductions will be held by the Corporation and credited with simple interest based on an annual interest rate equal to First Charter National Bank Prime Rate in effect from time to time, based on the balance for such employee's account. The balance in such account at the end of the option period will be used to purchase shares under the 1996 ESPP for the benefit of that employee. If such employee terminates the option without exercising it, however, the balance in the account shall be paid to the employee. An employee may elect to discontinue participation and withdraw funds at any time. Thereafter, such employee shall be able to participate in the Corporation's stock purchase program only if and when a new plan is offered. Options will not be transferable except by will or by the laws of descent and distribution, and will be exercisable, during the employee's lifetime, only by such employee.

       The Board of Directors shall set a date for grant of the options at its discretion. Accordingly, adoption of the plan by the shareholders will not result in any grant of options unless and until additional action is taken by the Board of Directors. The 1996 ESPP will be administered by the Compensation Committee of the Board of Directors of the Corporation. The Compensation Committee will be able to prescribe rules and regulations for such administration and to decide questions with respect to the interpretation or application of the 1996 ESPP. In addition, the Compensation Committee will have the authority to alter, amend, suspend or discontinue the 1996 ESPP at any time without notice, except that no such action may adversely affect the rights of any employee who has been granted an option. In addition, the Compensation Committee may not increase the number of shares of Common Stock subject to option under the 1996 ESPP, change the formula by which the price at which options may be exercised is determined or increase the number of shares an employee who is granted an option may purchase. Furthermore, the 1996 ESPP is designed to meet the requirements of Rule 16b-3 under the Exchange Act with respect to participation by insiders of the Corporation, and, in accordance therewith, certain amendments may require the approval of the Corporation's shareholders.

       The options under the 1996 ESPP will be statutory stock options of the kind recognized by Section 423 of the Code. For federal income tax purposes, neither the grant nor the exercise of the options will be a taxable event to the participants. The disposition, however, of the shares acquired through the exercise of the options will be a taxable event. The tax consequences of such a disposition will depend upon the respective holding periods of the options and the option shares.

       If a disposition of the shares is made after the expiration of two years from the date the option was granted and one year after the date the shares were acquired upon exercise of the options, a portion of the gain, if any, will be taxed as ordinary income, which portion will be determined by subtracting the option price from the lesser of (a) the fair market value of the shares on the date the option was granted or (b) the fair market value of the shares on the disposition date. The remaining portion of the gain, if any, will be taxed as capital gain for federal income tax purposes. When the holding periods described above are met, the Corporation is not allowed to deduct any amount for federal income tax purposes with respect to the issuance or exercise of the options or the sale of the underlying shares.

       If a disposition of the shares is made within two years of the date the option was granted or one year of the date the shares were acquired upon exercise of the options, the amount of the gain which will be taxed as ordinary income will be determined by subtracting the option price from the fair market value of the shares on the date on which the option was exercised. The amount treated as ordinary income would be added to the employee's basis in calculating whether any capital gain or loss is to be recognized on the disposition. In the year of such early disposition, in general the Corporation will be entitled to a business deduction for federal income tax purposes in an amount equal to the ordinary income.

       As described above, upon certain events involving a change in control of the Corporation, all options will immediately become exercisable. In general, if the total amount of payments in the nature of compensation that are contingent upon a "change in control" of the Corporation (as defined in Section 280G of the Code) equals or exceeds three times a recipient's "base amount" (typically such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as parachute payments under Section 280G of the Code. In such event, a portion of the payments would be nondeductible to the Corporation and the recipient would be subject to a 20% excise tax on such portion of the payments under Section 4999 of the Code.

       The 1996 ESPP is not qualified under the provisions of
Section 401(a) of the Code and is not subject to any of the provisions of the Employee Retirement Income Security Act of
1974, as amended ("ERISA").

       The closing sales price of the Common Stock as reported on the NASDAQ National Market on March 10, 1995 was $15 1/8. On the basis of current salaries, an aggregate of 3,400 shares would be subject to options to be issued to the executive officers of the Corporation as follows:

                Lawrence M. Kimbrough             1,380
                Robert O. Bratton                 1,020
                Robert G. Fox                     1,000

               All current executive officers as
                      a group                     3,400

               All employees, including
               non-executive officers            42,090

       Pursuant to applicable law, approval of the 1996 Employee Stock Purchase Plan requires the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions from voting with respect to this matter will have the effect of a negative vote with respect to this matter, but broker non-votes, if any, will not. The Board of Directors recommends a vote FOR approval of the 1996 Employee Stock Purchase Plan.

         APPROVAL OF THE RESTRICTED STOCK AWARD PROGRAM

       The Board of Directors recommends approval by the shareholders of the First Charter Corporation Restricted Stock Award Program (the "Restricted Stock Program"). The text of the Restricted Stock Program is set forth as Exhibit B to this Proxy Statement, and this description thereof is qualified by reference thereto. The Restricted Stock Program is designed to provide an incentive to key employees to maintain the Corporation's continued financial success through the acquisition of an equity interest in the Corporation. A maximum of 300,000 shares of Common Stock may be awarded and issued to participants under the Restricted Stock Program, with proportionate adjustments of such amount in the case of stock dividends, stock splits or other reclassifications of the Corporation's Common Stock.

       The Restricted Stock Program provides for the award and issuance from time to time by the Board Committee (hereinafter defined) to key employees of the Corporation and its subsidiaries of shares of Common Stock of the Corporation. Such shares will be subject to certain vesting conditions and other terms and conditions as set forth in an agreement between the Corporation and a participant (an "Agreement"). These vesting conditions may include, among other restrictions, lapse of time or the achievement of individual or corporate performance goals (the "Restrictions"). A participant's shares of Common Stock will vest from time to time based on the achievement of vesting conditions during the vesting period established for such shares in the participant's agreement.

       Any shares that have not vested prior to the end of the vesting period shall be forfeited and shall revert to the Corporation. Furthermore, upon termination of employment for any reason other than death, disability or retirement with the consent of the Corporation, all shares which are not vested at such time shall be forfeited and revert to the Corporation. Upon such forfeiture, the participant shall cease to have any rights with respect to such shares.

       If a participant dies or becomes disabled, or if a participant retires with the consent of the Corporation, or if a change in control (hereinafter described) occurs with respect to the Corporation, all shares not otherwise vested shall immediately vest. Under the Restricted Stock Program, a change in control is defined generally as a merger or similar transaction involving the Corporation in which the Corporation's shareholders receive less than 50% of the voting stock of the surviving corporation, the sale or transfer of substantially all of the Corporation's assets, certain acquisitions of more than 20% of the Common Stock by any person or group other than a person or group who owns more than 5% of the Common Stock as of the effective date of the Restricted Stock Program unless prior approval of the Board is received, certain instances in which the composition of the Corporation's Board of Directors changes by more than 50% during a two year period, or any other transaction that would constitute a change in control required to be reported by the Corporation in a proxy statement or the acquisition of control of the Corporation under applicable federal banking laws.

       Until shares have vested, the participant will not be permitted to sell, transfer, assign, pledge, hypothecate or otherwise dispose of, grant a security interest in or encumber such shares. However, a participant will be entitled to receive dividends with respect to such unvested shares and to vote such shares on matters presented to the shareholders. Any shares issued by the Corporation in respect of any unvested shares pursuant to a stock dividend or stock split shall be subject to the same vesting conditions and other terms and conditions applicable to the unvested shares in respect of which the shares are issued.

       The Restricted Stock Program will be administered by a committee of the Board of Directors consisting of all directors who constitute "disinterested persons" under Section 16 of the Exchange Act (the "Board Committee"). For purposes of the Corporation, in effect this Board Committee will include all directors who are not also employees of the Corporation or the Bank. Subject to the express provisions of the Restricted Stock Program, the Board Committee will have the authority to determine which key employees of the Corporation or the Bank or any other subsidiary will be awarded shares under the Restricted Stock Program, any Restrictions applicable to a participant, the number of shares to be awarded to a participant, the Restrictions to be applicable to a particular award of shares and all other terms of the award. The numbers of shares awarded to participants, if any, and the vesting conditions, terms and conditions applicable to such awards may differ among participants. The Board Committee will have the authority to amend, modify, terminate or suspend the Restricted Stock Program and to make all other determinations necessary or advisable for administering the Restricted Stock Program. However, the Board Committee may not increase the number of shares of Common Stock that may be awarded under the Restricted Stock Program, nor may it reduce the amount of any benefit or adversely change the terms and conditions specified in a participant's Agreement without such participant's consent. Furthermore, the Restricted Stock Program is designed to meet the requirements of Rule 16b-3 under the Exchange Act with respect to participation by insiders of the Corporation, and, in accordance therewith, certain amendments may require the approval of the Corporation's shareholders.

       If a participant receiving an award of shares under the Restricted Stock Program makes an election with respect to such shares under Section 83(b) of the Code, not later than 30 days after the date shares are transferred to such participant pursuant to such award, such participant will recognize ordinary income at the time of transfer in an amount equal to the fair market value of the shares covered by the award (determined without regard to any vesting conditions or other restrictions other than a restriction which by its terms will never lapse) at the time of such transfer. In the absence of such election, the participant will recognize ordinary income at the time at which the Restrictions lapse, in an amount equal to the fair market value of such shares at such time. The ordinary income recognized by an employee with respect to the shares awarded pursuant to the Restricted Stock Program will be subject to both wage withholding and employment taxes.

       If a Section 83(b) election is made, dividends received on shares which are subject to Restrictions will be treated as dividend income. If a participant does not make an election under Section 83(b), dividends received on the shares prior to the time the Restrictions on such shares lapse will be treated as additional compensation, and not dividend income, for federal income tax purposes, and will be subject to wage withholding and employment taxes.

       A participant's tax basis in shares received pursuant to the Restricted Stock Program will be equal to the amount of ordinary income recognized by such participant in connection with the transfer of such shares or the lapse of Restrictions thereon, as the case may be. The participant's holding period for such shares for purposes of determining gain or loss on a subsequent sale will begin immediately after the transfer of such shares to the participant, if an Section 83(b) election is made with respect to such shares, or immediately after the Restrictions on such shares lapse, if no section 83(b) election is made.

       In general, a deduction will be allowed to the Corporation, for federal income tax purposes, in an amount equal to the ordinary income recognized by a participant with respect to shares awarded pursuant to the Restricted Stock Program, provided that such amount constitutes an ordinary and necessary business expense of the Corporation and is reasonable, and provided further that the Corporation satisfies its withholding obligation with respect to such income.

       If (i) a Section 83(b) election is made and (ii) before the Restrictions on the shares lapse, the shares which are subject to such election are forfeited to the Corporation, then
(A) no deduction would be allowed to such participant for the amount included in the income of such participant by reason of such Section 83(b) election, and (B) the participant would realize a loss in an amount equal to the excess, if any, of the ordinary income previously recognized by the participant with respect to such shares over the value of such shares at the time of forfeiture. Such loss would be a capital loss if the shares are held as a capital asset at such time. In such event, the Corporation would be required to include in its income the amount of any deduction previously allowable to it in connection with the transfer of such shares.

       As described above, upon a change in control of the Corporation, all shares will automatically vest in the participant. In general, if the total amount of payments in the nature of compensation that are contingent upon a "change in control" of the Corporation (as defined in Section 280G of the Code) equals or exceeds three times a recipient's "base amount" (typically such recipient's average annual compensation for the five years preceding the change in control), then, subject to certain exceptions, the payments may be treated as parachute payments under Section 280G of the Code. In such event, a portion of the payments would be nondeductible to the Corporation and the recipient would be subject to a 20% excise tax on such portion of the payments under Section 4999 of the Code.

       The Restricted Stock Program is not qualified under the provisions of Section 401(a) of the Code and is not subject to any of the provisions of ERISA.

       The closing sales price of the Common Stock as reported on the NASDAQ National Market on March 10, 1995 was $15 1/8.
Because the grant of shares under the Restricted Stock Program is in the discretion of the Board Committee, no determination can be made of the amount of awards, if any, that would have been made to participants for the most recent year if the Restricted Stock Program had been in effect during such year.

        Pursuant to applicable law, approval of the Restricted Stock Award Program requires the affirmative vote of the holders of a majority of the Common Stock present in person or by proxy and entitled to vote at the Annual Meeting. Accordingly, abstentions from voting with respect to this matter will have the effect of a negative vote with respect to this matter, but broker non-votes, if any, will not. The Board of Directors recommends a vote FOR approval of the Restricted Stock Award Program.

         RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

       The Board of Directors has appointed KPMG Peat Marwick, independent public accountants, as its auditors for the fiscal year 1995. KPMG Peat Marwick has acted in this capacity since 1983. The Corporation has been advised by KPMG Peat Marwick that neither the firm nor any of its members or associates has any direct financial interest or material indirect financial interest in the Corporation or the Bank other than as its auditors. Although the selection and appointment of the independent auditors are not required to be submitted to a vote of the shareholders, the Board of Directors deems it advisable to obtain the shareholders' ratification of this appointment. The Board of Directors understands that a representative from KPMG Peat Marwick will be present at the shareholders' meeting, will have the opportunity to make a statement if he desires to do so and will be available to respond to appropriate questions. The Board of Directors recommends a vote FOR ratification of the appointment of this firm as independent auditors of the Corporation for the 1995 fiscal year. Should the shareholders not ratify the appointment of KPMG Peat Marwick, the Board of Directors will consider a change in auditors for the next fiscal year.


                          ANNUAL REPORT

       The 1994 Annual Report of the Corporation, including financial statements, accompanies this Proxy Statement.

             SHAREHOLDER PROPOSALS FOR CONSIDERATION
                   AT THE 1996 ANNUAL MEETING

       Written shareholder proposals for consideration for the 1996 Annual Meeting of Shareholders should be addressed to the Corporate Secretary, 22 Union Street, North, Concord, North Carolina 28025, and received by the Corporation no later than November 17, 1995.

                            FORM 10-K

COPIES OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1994, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, EXCLUDING EXHIBITS, ARE AVAILABLE WITHOUT CHARGE UPON WRITTEN REQUEST TO FIRST CHARTER CORPORATION, 22 UNION STREET NORTH, CONCORD, NORTH CAROLINA 28025, ATTENTION:
ROBERT O. BRATTON, CHIEF FINANCIAL OFFICER. COPIES OF EXHIBITS ARE AVAILABLE UPON PAYMENT OF $25.00 TO COVER THE COSTS OF REPRODUCTION.

                         OTHER BUSINESS

       The Board of Directors knows of no other matter to come before the meeting. However, if any other matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgment.

                            By Order of the Board of Directors


                              James W. Townsend, Jr.
                              Secretary

DATED:  March 16, 1995


                                               EXHIBIT A

                    FIRST CHARTER CORPORATON

                1996 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.  PURPOSES:

       This First Charter Corporation 1996 Employee Stock Purchase Plan (hereinafter called the "Plan") is intended to be an employment incentive and to encourage stock ownership by all eligible employees, including officers, of First Charter Corporation (hereinafter called the "Corporation") and its subsidiary corporations (the "Subsidiaries"), as that term is defined in Section 424(f) of the Internal Revenue Code of 1986, as now in force or hereafter amended (the "Code"), in order to increase their proprietary interest in the Corporation's success and to encourage them to remain in the employ of the Corporation or a Subsidiary. It is further intended that options issued pursuant to this Plan (hereinafter called "Options") shall constitute options issued pursuant to an "employee stock purchase plan" within the meaning of Section 423 of the Code and that the Plan shall satisfy the requirements of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

ARTICLE II.  ADMINISTRATION:

       The Plan shall be administered by the Compensation Committee of the Board of Directors of the Corporation (the "Committee"). No member of the Board of Directors who is not otherwise employed by the Corporation shall be eligible to receive an Option. The Committee shall at all times be composed of "disinterested persons" within the meaning of Rule 16b-3 of the Exchange Act. Subject to the provisions of the Plan, the Committee may, from time to time, prescribe rules and regulations for the administration of the Plan and may decide questions which may arise with respect to the interpretation or application of said Plan.

ARTICLE III.  ELIGIBILITY:

       Each employee of the Corporation and of its Subsidiaries (including officers) shall be granted as of a date to be determined by the Board of Directors (the "Option Date"), but in no instance more than twelve (12) months after the shareholders of the Corporation have approved the Plan, which shareholder approval shall be considered to be the Plan's adoption within the meaning of Section 423 of the Code, an Option under this Plan to purchase the Corporation's authorized but unissued $5.00 par value Common Stock (herein sometimes called "Common Stock"), except that there shall be excluded: (i) employees whose customary employment is under twenty (20) hours per week; (ii) employees whose customary employment is for not more than five
(5) months in any calendar year; and (iii) any employee who, if having received an Option hereunder, would own, immediately after the Option was granted, stock possessing five percent (5%) or more of the total combined voting power or value of any classes of stock of the Corporation, or of any of its Subsidiaries. For purposes of determining stock ownership of an employee under
(iii) hereof, the rules of Section 424(d) of the Code and Section 1.423-2(d) of the Treasury Regulations thereunder shall apply, and Common Stock which the employee may purchase under any outstanding options shall be treated as owned by the employee.

ARTICLE IV.  STOCK:

       The stock subject to the Options to be issued hereunder shall be the Corporation's Common Stock. The maximum number of such shares to be issued upon the exercise of the Options hereby granted shall be an aggregate of 150,000 shares.

       An eligible employee (hereinafter called "Optionee") shall receive an option to purchase up to the largest whole number of shares obtained by dividing Optionee's Annual Compensation (as hereinafter defined) by One Hundred Dollars ($100.00). The term "Annual Compensation" as used herein is defined as regular fixed basic annual compensation at the rate in effect on the Option Date, and does not include any bonus, overtime payment, sales commission, contribution to an employee benefit plan or other similar payment or contribution.

       Except as expressly provided otherwise in Article V hereof, payment for Common Stock purchased under the Option shall be made only by payroll deductions over the designated Purchase
Period (as hereinafter defined).

       Notwithstanding the foregoing provisions of this Plan, no Option shall permit an Optionee to purchase in any single calendar year a number of shares which, together with all other shares in the Corporation and any Subsidiaries which such Optionee may be entitled to purchase in such year pursuant to Options issued under any employee stock purchase plan, has an aggregate fair market value (determined in each case as of the date such options are granted) in excess of $25,000. This limitation applies only to Options granted under "employee stock purchase plans" as defined by Section 423 of the Code, and does not limit the amount of stock which an Optionee may purchase under any other stock option or bonus plans then in effect.

ARTICLE V.  TERMS AND CONDITIONS OF OPTIONS:

       Options granted hereunder shall be evidenced by a Notice of the Grant of an Option to each Optionee, which notice shall:
(i) be in such form as the Board of Directors shall determine;
(ii) incorporate, by reference, the terms and provisions of this Plan; and (iii) be issued to each Optionee on or about the Option Date.

       Subject always to the requirement that, except as otherwise specified in Article IV hereof, all Optionees shall have the same rights and privileges, such Options shall be subject to the following terms and conditions:

       (a) OPTION PRICE: The price of shares purchased under any Option issued hereunder (the "Option Price") shall be an amount equal to ninety (90%) percent of the fair market value of the Common Stock on the Option Date but not less than the par value of such stock. For so long as shares of the Common Stock of the Corporation are listed on a national securities exchange or the NASDAQ National Market, "fair market value" as of a given date shall mean, for purposes of this Plan, the mean between the high and low sales prices of the Common Stock on that date, said mean to be based on the sale of a minimum of 100 shares of said stock; or if less than 100 shares of said stock are sold on such date or if no sales prices are quoted, "fair market value" shall mean the average of the closing bid and asked prices for such stock in the over-the-counter market as reported by the NASDAQ Stock Market. If the Common Stock is not listed on a national securities exchange or reported on the NASDAQ National Market or quoted in the over-the-counter market, "fair market value" shall be the fair value thereof determined in good faith by the Board of Directors. In making such determination, the Board of Directors shall consider the financial condition of the Corporation and its recent operating results, values of publicly-traded securities of other financial institutions giving effect to the relative book values and earnings of such institutions and the lack of liquidity of the Corporation's shares, and such other factors as the Board in its discretion deems relevant.

       (b) TERM OF OPTIONS: The term of each Option shall extend for a period of twenty-four (24) months commencing with the Option Date with respect to such Option, said term being hereinafter called the "Purchase Period."

       (c) PURCHASE ACCOUNT: Each Optionee shall notify the Corporation, on such forms as shall be provided by the Corporation, within seven (7) days following actual receipt by the Optionee of such forms, of the number of shares which the Optionee wishes to have the right to purchase as of the last day of the Purchase Period (hereinafter referred to as the "Purchase Date"), which election may be for either all or any part of the shares subject to the Option (such shares, so elected, shall be hereinafter called the "Elected Shares").

       Although, as more fully provided hereinafter, on the Purchase Date an Optionee may decline to purchase all or any part of the Optionee's Elected Shares, such Optionee, in the event the Optionee's Elected Shares are less than all of the shares subject to the Option, may not purchase more than the Optionee's Elected Shares on the Purchase Date.

       Except as provided in subsection (h) of this Article V, each Optionee shall authorize the Corporation and its Subsidiaries to withhold from the Optionee's after tax compensation, beginning as soon as practicable following the making of the election described above as to Elected Shares and continuing throughout the duration of the Option, amounts sufficient to accumulate over such period (with allowances for interest as provided for herein) the aggregate Purchase Price of the Optionee's Elected Shares. Such withheld amounts may be used by the Corporation for general corporate purposes, but the Corporation shall maintain a record of each Optionee's funds as a "Purchase Account." Such funds so accumulated within said Purchase Account may be withdrawn, paid or applied toward the Purchase Price of Elected Shares only pursuant to the provisions contained in this Plan.

       (d) INTEREST PAYABLE ON THE PURCHASE ACCOUNT: Except as provided in Article XI hereof, the Corporation shall credit to Purchase Accounts simple interest based on the First Charter National Bank Prime Rate in effect from time to time, computed on a 365-day basis, on the amount deducted from the Optionees' salary payments and contributed to the Purchase Account annually.

Such interest shall be credited annually on a date determined by the Committee. The Optionee is responsible for all income taxes associated with the interest credited to the optionee's Purchase
Account.

       (e) DATES ON WHICH OPTION SHALL BE EXERCISED: Except as provided in subsections (h) and (i) of this Article V, each Option which is exercised shall be exercised as of the Purchase
Date.

       (f) MANNER OF EXERCISING OPTION: Except as provided in subsections (h) and (i) of this Article V, each Optionee shall, on such forms as shall be provided by the Corporation, at least five (5) business days prior to the Purchase Date, notify the Corporation of the Optionee's election either to: (i) exercise the Option to purchase all or any part of the Elected Shares or, in lieu thereof, (ii) decline to so exercise the Option, which election, in either event, shall be effective as of said Purchase Date.

       In the event the Optionee so exercises the Option, the Optionee shall tender to the Corporation all funds then on deposit in the Optionee's Purchase Account, including interest, along with such other amounts as may be necessary to purchase all or any part of the Optionee's Elected Shares. Any excess of funds over the required purchase price shall be paid to the Optionee and the Purchase Account closed.

       In the event the Optionee declines to so exercise the Option, all funds, including interest, then in the Optionee's
Purchase Account, shall be paid to said Optionee and the Purchase
Account closed.

       Should the Optionee fail to deliver the notification form referred to in this subsection (f), such failure shall be deemed an election by said Optionee to decline to exercise the Option.

       (g) TERMINATION OF OPTION: An Optionee may at any time on or before the Purchase Date terminate the Option in its entirety by written notice of such termination delivered in the manner set forth in Article X hereof. Such termination shall become effective upon receipt of such notice by the Corporation. Upon such termination, all funds, including interest credited, then in the Optionee's Purchase Account shall be paid to the Optionee and the Optionee's Purchase Account closed, and all rights and privileges of the Optionee granted pursuant to this Plan and the Option granted hereunder shall be terminated. Any interest accrued but not credited to the Purchase Account will be forfeited.

       (h) TERMINATION OF EMPLOYMENT: In the event that an Optionee's employment by the Corporation or a Subsidiary is terminated other than by retirement with the consent of the Corporation, medical disability (determined in accordance with the Corporation's long term disability plan then in effect) or by death, all rights and privileges of Optionee granted pursuant to the Plan and of the Option granted hereunder shall terminate, and all funds, including interest, then on deposit on the Optionee's Purchase Account shall be paid to the Optionee and the Optionee's Purchase Account closed. If any termination of employment is due to retirement with the consent of the Corporation, the Optionee shall have the right within thirty (30) days thereafter, but not later than five (5) business days prior to the Purchase Date, to exercise the Option to purchase all or any part of the Optionee's Elected Shares. If the Optionee shall become medically disabled or die while in the employment of the Corporation or any Subsidiary of the Corporation during the term of the Option, the Optionee's estate, personal representative or beneficiary shall have the right, at any time, within twelve (12) months from the date of the Optionee's medical disability or death, but not later than five (5) business days prior to the Purchase Date, to exercise the employee's Option to purchase all or any part of the Elected Shares. Options exercised pursuant to the terms of this subsection (h) of this Article V may be exercised (during the specified times) as to all or any part of the Elected Shares by written notice delivered in the manner set forth in Article X hereof and tendering with such notice payment of any or all funds, including amounts credited to said Optionee's Purchase Account and such other amounts as may be necessary to aggregate the required purchase price, and shall be deemed exercised as of the date such notice is delivered, except if such notice is delivered less than ten (10) business days prior to the Purchase Date, they shall be deemed exercised as of the Purchase Date. Failure to deliver such notice and payment within the time provided shall be deemed an election not to exercise the Option, which shall terminate, and all funds, including interest then in the Optionee's Purchase Account, shall be paid to the Optionee or his estate and the Purchase Account closed.

       Retirement of an Optionee at the Optionee's Normal Retirement Date in accordance with the provisions of any Retirement Plan adopted by the Corporation or by any Subsidiary shall be deemed to be a retirement with the consent of the Corporation. Whether any other terminations of employment (either at an Optional Retirement Date in accordance with the provision of any such Retirement Plan or otherwise) are to be considered retirements with the consent of the Corporation and whether authorized leaves of absence or absences on military or government service or for other reasons shall constitute a termination of employment for the purposes of the Plan, shall be determined by the Committee, the determination of which shall be final and conclusive. Employment by the Corporation or any Subsidiary shall be deemed to be continuous and not to terminate during any uninterrupted period in which an employee is in the employment of the Corporation or any Subsidiary, but only if and so long, in the case of employment by a Subsidiary, as employment by such Subsidiary will, under the applicable provisions of the Code as then in effect, result in the same tax treatment as would be accorded if such Optionee were an employee of the Corporation.

       (i)  ADJUSTMENT OF OPTIONS; EXERCISABILITY UPON CERTAIN
EVENTS: In the event of reorganization, recapitalization, stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or any other change in the structure of shares of Common Stock of the Corporation, the total amount of shares on which options may be granted under the Plan and options rights (both as to the number of shares and the option price) shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock; provided, however, that any fractional shares resulting from any such adjustment shall be eliminated.

       In the event of (i) the adoption of a plan of merger, consolidation, share exchange or similar transaction of the Corporation with any other corporation as a result of which the holders of the Common Stock of the Corporation in the aggregate would receive less than 50% of the voting capital stock of the surviving or resulting corporation; (ii) the approval by the Board of Directors of an agreement providing for the sale or transfer (other than as security for obligations of the Corporation) by the Corporation of a majority of the stock of a significant subsidiary of the Corporation or substantially all of the assets of the Corporation or of a significant subsidiary of the Corporation; (iii) the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Exchange Act, other than a person, or group including a person, who beneficially owned, as of the Option Date, more than 5% of the Corporation's securities, in the absence of a prior expression of approval of the Board of Directors of the Corporation; (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by the vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (v) any other change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A under the Exchange Act or the acquisition of control, within the meaning of Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, or Section 602 of the Change in Bank Control Act of 1978, of the Corporation by any person, company or other entity, then any Option granted hereunder shall become immediately exercisable as to the Optionee's Elected Shares and shall remain exercisable, subject to all of the terms hereof not inconsistent with subsection (i) of this Article V.

       Anything contained herein to the contrary notwithstanding, upon the dissolution or liquidation of the Corporation or the consummation of a merger or consolidation in which the shareholders of the Corporation receive less than 50% of the voting capital stock of the surviving or resulting corporation, each Option granted under the Plan shall terminate, but the Optionee shall have the right, following the adoption of a plan of dissolution or liquidation or a plan of merger or consolidation and in any event prior to such dissolution, liquidation, merger or consolidation, to exercise his Option to purchase his Elected Shares, subject to all of the other terms hereof not inconsistent with this subsection (i) of this Article V.

       The grant of an Option pursuant to this Plan shall not affect in any way the right or power of the Corporation to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or any part of the business or assets.

       (j) ASSIGNABILITY: No Option granted hereunder shall be assignable or transferable except by will or by the laws of descent and distribution and shall be exercisable, during the lifetime of Optionee, only by said Optionee.

       (k) RIGHTS AS A SHAREHOLDER: No Optionee shall have any rights as a shareholder with respect to shares purchased pursuant to the Options to be granted hereunder until full payment has been made for such shares and a stock certificate for such shares has been actually issued to said Optionee. No adjustment will be made for dividends or other rights for which the record date is prior to the date of such issuance.

       (l) REGISTRATION: Each Option under the Plan shall be granted on the condition that a registration statement under the Securities Act of 1933, as amended, with respect to the Common Stock subject to such Option has become effective and a copy of the Prospectus has been delivered to the Optionee.

ARTICLE VI.  TERM OF PLAN:

       The term of said Plan shall be for a period commencing on the Option Date, and ending on the Purchase Date.

ARTICLE VII.  AMENDMENTS:

       The Committee may, from time to time, alter, amend, suspend or discontinue the Plan at any time without notice, provided that no Optionee's existing rights are adversely affected thereby; provided further, upon any such amendment or modification, all Optionees shall continue to have the same rights and privileges as other Optionees (except as otherwise provided for in Article IV hereof); and provided further, that no such amendment of the Plan shall, except as provided in subsection (i) of Article V hereof: (a) increase above one hundred fifty thousand (150,000) the total number of shares which may be offered; (b) change the formula by which the price for which the Common Stock shall be sold is determined; or (c) increase the maximum number of shares which any Optionee may purchase. The Board of Directors shall submit any amendments to the shareholders of the Corporation for approval to the extent necessary to maintain compliance with the requirements of Rule 16b-3 of the Exchange Act.

ARTICLE VIII.  APPLICATION OF FUNDS:

       The proceeds received by the Corporation from the sale of its Common Stock pursuant to Options granted under this Plan, except as otherwise provided herein, will be used for general corporate purposes.

ARTICLE IX.  NO OBLIGATION TO PURCHASE SHARES:

       The granting of an Option pursuant to this Plan shall impose no obligation upon the Optionee to purchase any shares covered by such Option.

ARTICLE X.  NOTICES:

       Any notice which the Corporation or Optionee may be required or permitted to give to each other shall be in writing and shall be deemed given when delivered personally or deposited in the U.S. Mail, first class postage prepaid, addressed as follows: Chief Financial Officer, First Charter Corporation, 22 Union Street, North, Concord, North Carolina 28026-0228, or as such other address as the Corporation, by notice to the Optionee, may designate in writing from time to time; and to the Optionee, at the address shown on the records of the Corporation, or at such other address as the Optionee, by notice to the Corporation, may designate in writing from time to time.

ARTICLE XI.  CLOSING OF PURCHASE ACCOUNT:

       In the event that under any provision hereof an Optionee's Purchase Account is to be closed and any balance not applied to the purchase of all or any part of such Optionee's Elected Shares is to be paid to Optionee, such payment shall be made within thirty (30) days following the date that the right to such payment accrues and shall include interest payable up to such date, after which no additional interest shall accrue.

ARTICLE XII.  THE RIGHT OF THE COMPANY TO TERMINATE EMPLOYMENT:

       Nothing contained in the Plan or in any Option granted pursuant to the Plan shall confer upon any Optionee any right to be continued in the employment of the Company or one of its Subsidiaries, or shall interfere in any way with the right of the Company or any of its Subsidiaries, as the case may be, to terminate his or her employment at any time for any reason.

ARTICLE XIII.  EFFECTIVENESS OF THE PLAN:

       The Plan shall become effective only if:

       (a) The Plan shall have been adopted by the Board of Directors of the Corporation; and

       (b) The Plan shall have been approved by the affirmative vote of the holders of at least a majority of shares of Common
Stock present, or represented, and entitled to vote at the shareholders' meeting at which the Plan is considered.

                                                        EXHIBIT B

                    FIRST CHARTER CORPORATION

                 RESTRICTED STOCK AWARD PROGRAM


       THIS RESTRICTED STOCK AWARD PROGRAM (the "Program") is adopted on the 25th day of April, 1995 by First Charter Corporation (the "Corporation"), a corporation organized and existing under the laws of the State of North Carolina and having its principal place of business in Cabarrus County, North Carolina, to provide an incentive to certain key employees, including employees who also serve as directors of the Corporation or a Subsidiary (as hereinafter defined), through the acquisition of an equity interest in the Corporation. When selecting the employees eligible to participate in this Program the Named Fiduciary (as defined in Section 11(c) hereof) will consider, among other criteria, the position and responsibilities of the employee, the value of the employee's services to the Corporation and other such factors as the Named Fiduciary deems pertinent, and each employee selected to participate in the Program (individually referred to hereafter as a "Participant") will enter into a separate written agreement between the Corporation and the Participant (hereinafter referred to as an "Agreement").

                      W I T N E S S E T H:

       WHEREAS, each Participant is currently, and will be at the date of an award, employed by the Corporation or First Charter National Bank, a wholly owned subsidiary of the Corporation, or such other subsidiary of the Corporation as may be in existence at such time (each, a "Subsidiary"), as an executive and management employee and, as such, is considered to be a member of a select group of management of the Corporation or a Subsidiary and/or a highly compensated employee; and

       WHEREAS, the Corporation desires to provide deferred compensation to the Participants, the amount of which is directly related to the Corporation's continued financial success, in order to provide an additional incentive to the Participants;

       NOW, THEREFORE, in consideration of the premises and of the mutual covenants and conditions as will be set forth in the respective Agreements and hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Corporation hereby states:

       A. PURPOSE. The purpose of the Program is to provide deferred compensation and additional equity participation to each Participant based upon the award of shares of the Corporation's common stock, $5.00 par value (the "Common Stock"). The shares of Common Stock that may be granted to the Participants hereunder are referred to collectively as the "Restricted Stock". The Program is also intended to benefit the Corporation by creating an additional incentive for the Participants. The awards of Restricted Stock hereunder are a matter of separate inducement and are not in lieu of any salary or other compensation for the service of any key employee.

       B. SHARES. The aggregate amount of Common Stock that may be awarded to Participants under the Program is 300,000 shares. Any grant of shares of Restricted Stock will be made from authorized but unissued shares of Common Stock of the Corporation.

       C. EFFECTIVE DATE. The Effective Date for this Program is April 25, 1995, or such other date as the Program may be approved by the shareholders of the Corporation. The Effective Date for each individual Participant is the Participant's Effective Date as indicated in the Agreement signed by each Participant, which is incorporated herein and made an integral part of this Program.

       D.    GRANT AND VESTING OF RESTRICTED STOCK.

             1. GRANT. The Named Fiduciary may from time to time grant to a Participant shares of Restricted Stock, with the number of any such shares so granted and the terms and conditions of such grant being indicated in such Participant's Agreement. The Restricted Stock will be granted based upon and at all times subject to the provisions, conditions and restrictions in such Participant's Agreement and shall entitle the Participant to the rights set forth in this Program.

             2.     VESTING.  Subject at all times to the
provisions of Section 4.4, the Restricted Stock may vest in a Participant on the basis of the number of Vesting Credits which such Participant accumulates during the Vesting Period. A Vesting Credit shall accrue on the basis of the Corporation's fiscal year, or the fiscal year plus one or more other factors, or any combination of factors, as indicated in the Participant's Agreement.

     For purposes of this Program the following definitions shall control:

     "Vested Percentage" shall be a percentage determined on the basis of the number of the Participant's Vesting Credits as specified in the Participant's Agreement.

     A "Vesting Credit" shall accrue for each Year beginning with the first Year ending after the Participant's Effective Date at the end of which the Participant is serving as a full-time employee of the Corporation or a Subsidiary and during which the Participant meets the business performance requirements, if any, as specified in the Participant's Agreement.

       "Vesting Period" shall mean the Years during which a Participant may accrue one or more Vesting Credits. No additional vesting shall accrue after the expiration of the Vesting Period, and all unvested Shares shall become the property of the Corporation pursuant to Section 4.3 at the end of the Vesting Period.

       "Year" shall mean the fiscal year utilized by the Corporation for federal income tax purposes.

             3. UNVESTED SHARES. All Shares in which the Participant does not become vested pursuant to Sections 4.2 and
4.4 hereof shall be the property of the Corporation upon the first to occur of the end of the Participant's employment with the Corporation or a Subsidiary or the expiration of the Vesting Period, and the Participant shall cease to have any rights with respect thereto.

             4. ACCELERATED VESTING. In the event that a Participant's employment with the Corporation ends due to the Participant's death, disability (as defined in the First Charter Corporation Comprehensive Stock Option Plan) or retirement with the consent of the Corporation, or because the Corporation undergoes a "Change in Control" (as hereinafter defined), then the Participant's Vested Percentage shall be one hundred percent (100%), regardless of the Participant's Vesting Credit. For purposes of this Program, a "Change in Control" shall mean (i) the consummation of a merger, consolidation, share exchange or similar transaction of the Corporation with any other corporation as a result of which the holders of the voting capital stock of the Corporation as a group would receive less than 50% of the voting capital stock of the surviving or resulting corporation;
(ii) the sale or transfer (other than as security for obligations of the Corporation) of substantially all the assets of the Corporation; (iii) in the absence of a prior expression of approval by the Board of Directors of the Corporation, the acquisition of more than 20% of the Corporation's voting capital stock by any person within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), other than a person, or group including a person, who beneficially owned, as of the effective date of the Program, more than 5% of the Corporation's securities; (iv) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors of the Corporation cease for any reason to constitute at least a majority thereof unless the election, or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period; or (v) any other change in control of the Corporation of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A of Regulation 14A under the Exchange Act or the acquisition of control, within the meaning of Section 2(a)(2) of the Bank Holding Company Act of 1956, as amended, or Section 602 of the Change in Bank Control Act of 1978, of the Corporation by any person, company or other entity.

       E.    RIGHTS IN UNVESTED SHARES OF RESTRICTED STOCK.
Prior to the vesting of shares of Restricted Stock, a Participant may not sell, transfer, assign, pledge, hypothecate or otherwise dispose of, grant a security interest in or encumber any of such shares of Restricted Stock, and any such attempted disposition or encumbrance shall be void and unenforceable against the Corporation. Subject to the provisions of Section 4.3 hereof, a Participant shall, however, be entitled to any voting rights with respect to such shares of Restricted Stock and shall be entitled to receive any cash dividends made with respect to such shares of Restricted Stock. Any shares issued by the Corporation pursuant to a stock dividend or stock split in respect of shares of Restricted Stock prior to the vesting of such shares of Restricted Stock shall be subject to the same vesting and other restrictions, terms and conditions under the Program and the Participant's Agreement as the shares of Restricted Stock in respect of which the shares are issued.

       F. CERTIFICATES, ETC. The Corporation shall issue a certificate representing a Participant's shares of Restricted Stock as soon as practicable following execution by such Participant of his or her Agreement. The certificate representing all of the unvested shares of Restricted Stock issued to a Participant shall have endorsed across the face or back thereof a legend substantially in the following form: "The shares of stock represented by this certificate are subject to the terms and conditions of the First Charter Corporation Restricted Stock Award Program dated April 25, and a Restricted Stock Award Agreement entered into between the Corporation and the holder of this certificate, which program and agreement are on file with the Secretary of the Corporation. The shares of stock represented by this certificate may not be sold, transferred, assigned, pledged, hypothecated or otherwise disposed of or encumbered except in accordance with the provisions of such program and agreement." Prior to the vesting of such shares of Restricted Stock in accordance with the provisions hereof and of the Participant's Agreement, the certificate representing such shares may be held by the Corporation or First Charter National Bank, as custodian, on behalf of such Participant. The Named Fiduciary may require a Participant to execute and deliver to the Corporation stock powers with respect to the shares of Restricted Stock to be held by the custodian.

       The Corporation may issue such "stop transfer" instructions as it determines to be necessary or appropriate to implement the provisions of a Participant's Agreement with respect to such Participant's Restricted Stock.

       G. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION. The total number of shares of Restricted Stock granted, or which may be granted, under the Program shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of Common Stock resulting from payment of a stock dividend on the Common Stock, a subdivision or combination of shares of the Common Stock or from a reclassification of the Common Stock.
Such adjustments shall be determined by the Board of Directors of the Corporation in its sole discretion. Any such adjustment may provide for the elimination of any fractional share which might otherwise result. The grant or award of shares of Restricted Stock under the Program shall not affect in any way the right or power of the Corporation or any Subsidiary to make adjustments, reclassifications, reorganizations or changes of its capital or business structure or to merge or consolidate, or to dissolve, liquidate or sell, or transfer all or part of its business or assets.

       H. ANNUAL STATEMENT. On or before ninety (90) days after the end of each calendar year, the Corporation shall furnish a written statement to each Participant indicating the Vested Percentage of such Participant's Restricted Stock as of the end of such calendar year.

       I. INDEMNIFICATION AND EXPENSES. All expenses and costs in connection with the administration of the Plan shall be borne by the Corporation. In addition to and consistent with such other rights of indemnification as they may have, any individual or group of individuals appointed by the Corporation to administer the Program shall be indemnified by the Corporation, individually and jointly, against all costs and expenses reasonably incurred by them or any of them in connection with any action, suit or proceeding to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Program or any award of Restricted Stock granted pursuant thereto and against all amounts paid by them in settlement thereof (provided such settlement is approved by legal counsel selected by the Corporation) or paid by them in satisfaction of the judgment in any action, suit or proceeding; provided, that upon institution of any such action, suit or proceeding, the person desiring indemnification shall give the Corporation an opportunity, at the expense of the Corporation to handle and defend the same.

       J.    COMPLIANCE WITH LAWS AND REGULATIONS.   The shares
of Restricted Stock that may be granted hereunder and the obligation of the Corporation to deliver such shares is subject to all applicable federal and state laws, rules and regulations, and to such approvals by any governmental or regulatory agencies as may be required. With respect to persons subject to Section 16 of the Exchange Act, transactions under this Program are intended to comply with all applicable conditions of Rule 16b-3 or any successor provision under the Exchange Act. To the extent that any provision of the Program or a Participant's Agreement or action by the Named Fiduciary fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Named Fiduciary.

       K.    MISCELLANEOUS PROVISIONS.

             (1) Nothing contained in this Program or in a Participant's Agreement, and no action taken pursuant to the provisions hereof or thereof by any party hereto or thereto, shall create, or be construed to create, a trust of any kind, or a fiduciary relationship between the Corporation or any Subsidiary, on the one hand, and a Participant, any beneficiary or any other person, on the other.

             (2) Nothing contained in this Program or in a Participant's Agreement shall be construed to be a contract of employment for any term of years or as conferring upon a Participant the right to continue in the employ of the Corporation or a Subsidiary in any capacity. It is expressly understood by the Corporation and each Participant that the Program and such Participant's Agreement relate exclusively to additional compensation for such Participant's services, payable as set forth herein, and are not intended to be an employment contract.

             (3)    The Program will be administered by a
committee of the Board of Directors of the Corporation consisting of all members of such Board of Directors who constitute "disinterested persons" within the meaning of Rule 16b-3 under the Exchange Act, which committee shall be designated as the Named Fiduciary of this Program. Subject to the provisions of this Program, the Named Fiduciary will have authority, in its sole discretion, to determine which key employees of the Corporation and its Subsidiaries shall be Participants in the Program; any individual or corporate performance goals applicable to a Participant; the number of shares of Restricted Stock to be awarded to a Participant, if any; the restrictions to be applicable to such shares of Restricted Stock; and all other terms of the award of Restricted Stock, which need not be the same for all Participants. The Named Fiduciary also shall have full power and authority to interpret, construe and administer this Program. The Named Fiduciary shall, in no event, be liable to any person for any action taken or omitted to be taken in connection with the interpretation, construction, or administration of this Program, so long as such action or omission to act is made in good faith. Such committee, when acting as the Named Fiduciary, shall operate in accordance with the bylaws of the Corporation in all respects, including but not limited to provisions regarding quorums and voting by the Board of Directors or a committee thereof.

             (4) The Corporation or a Subsidiary, as the case may be, may deduct any taxes or other liabilities required by law to be withheld with respect to the grant or vesting of any shares of Restricted Stock hereunder. The grant or vesting of such shares of Restricted Stock is subject to the condition that such withholding tax or other withholding liabilities shall have been satisfied in a manner acceptable to the Corporation. If so set forth in a Participant's Agreement, a Participant may satisfy any such withholding requirement by electing to have a number of shares withheld from the shares of Restricted Stock otherwise issuable upon the granting or vesting of such Restricted Stock, as the case may be, equal in value to the aggregate withholding tax or other liabilities. The value of a share of Restricted Stock shall be determined by reference to the closing price of the Common Stock (as of the date immediately preceding the date as of which such withholding amount is required to be determined) if the Common Stock is listed on a national securities exchange or reported on the NASDAQ National Market; or the average of the closing bid and asked prices for the Common Stock in the over-the-counter market as reported by the NASDAQ Stock Market for such date if the Common Stock is not listed on a national securities exchange or the NASDAQ National Market; or the fair value thereof determined in good faith by the Board of Directors of the Corporation if the Common Stock is not listed on a national securities exchange or reported or quoted on the NASDAQ National Market or the NASDAQ Stock Market.

             (5)    The Program may be amended, modified,
terminated or suspended by the Named Fiduciary in its sole discretion at any time and in any respect as deemed in the best interest of the Corporation; provided that no such amendment or modification hereto shall (i) increase the number of shares of Common Stock which may be awarded as Restricted Stock under the Program or (ii) without the consent of a Participant, reduce the amount of any benefit or adversely change the terms and conditions as specified in such Participant's Agreement with respect to any outstanding shares of Restricted Stock. The Board of Directors of the Corporation shall submit any amendments to the Program to the shareholders of the Corporation for approval to the extent necessary to maintain compliance with the requirements of Rule 16b-3 of the Exchange Act.

             (6) This Program shall be binding upon and inure to the benefit of the Corporation and its successors and assigns and each Participant, his or her successors, assigns, heirs, personal representative, and beneficiaries.

             (7) Any notice, consent, or demand required or permitted to be given under the provisions of this Program shall be in writing and shall be signed by the party giving or making the same. If such notice, consent, or demand is mailed to a party hereto, it shall be sent by United States certified mail, postage prepaid, addressed, (i) if to the Named Fiduciary, to First Charter Corporation, 22 Union Street, North, Concord, North Carolina 28025, Attention: Chief Financial Officer; (ii) if to the Participant, to the address shown in the Agreement; and (iii) if to another party, to such party's last known address as shown on the records of the Corporation. The date of such mailing shall be deemed to be the date of the notice, consent or demand. A party may designate a different address for notices by giving the other party written notice to such effect in the manner hereinabove prescribed.

             (8) Words used herein in the masculine gender shall be read in the feminine or neuter whenever the context so requires.

             (9)    This Program and the rights of the
Corporation and Participant shall be governed by and construed in accordance with the laws of the State of North Carolina.

             (10) The underlying captions set forth in this Program at the beginning of the various divisions hereof are for convenience of reference only and shall not be deemed to define or limit the provisions thereof or to affect in any way their construction and application.

             (11)   A Participant may not assign any rights
hereunder.

             (12) The invalidity of any provision of the Program or any Agreement shall not in any manner affect the validity of any other provisions contained herein or therein, and each and every provision of the Program and any Participant's Agreement shall be enforceable regardless of the invalidity, if any, of any other provision contained therein. In the event that it should be finally judicially determined at any time that the Program, or a particular grant of Restricted Stock, is invalid because of the length of its duration, then, in that event and in that event only, the Program shall remain in full force and effect for such period as, in view of all the circumstances, shall be deemed reasonable by the court passing thereon.

             (13) If, under any provision of the Program which requires a computation of the number of Shares, the number so computed is not a whole number, such number shall be rounded down to the next whole number.

             (14) The Program and each respective Agreement set forth the entire understanding of the parties and supersede all prior agreements, arrangements and communications, whether oral or written, pertaining to the shares of Restricted Stock with respect to each Participant.

             (15) The Corporation represents that by proper corporate action it has been authorized to enter into and be bound by this Program.

**************************************************************
                            APPENDIX

PROXY

                This Proxy is Solicited on Behalf
                  of the Board of Directors of
                    FIRST CHARTER CORPORATION

         Annual Meeting of Shareholders, April 25, 1995

       KNOW ALL MEN BY THESE PRESENTS, that the undersigned Shareholder of First Charter Corporation, a North Carolina corporation (the "Corporation"), hereby constitutes and appoints Grady S. Carpenter, David Propst and Jane B. Brown, attorneys and proxies with full power of substitution, for and on behalf of the undersigned to act and vote as indicated below, according to the number of shares of the Corporation's Common Stock held of record by the undersigned on February 17, 1995, and as fully as the undersigned would be entitled to act and vote if personally present at the Annual Meeting of Shareholders to be held at the Cabarrus Country Club, Weddington Road, Concord, North Carolina at 3:00 p.m., April 25, 1995, and any adjournment or adjournments thereof (the "Annual Meeting"), as follows:

       1.    ELECTION OF DIRECTORS

          ___                 FOR electing the five
                              nominees listed
                              below for terms
                              expiring in 1998.

          ___                 WITHHOLD AUTHORITY
                              to vote for election of all
                              nominees listed below.

        (Instruction: To withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list below.)

                                  J. Knox Hillman, Jr.
                                  Lawrence M. Kimbrough
                                   Robert F. Lowrance
                                     Robert L. Wall
                                   James B. Widenhouse

       2.   ADOPTION OF THE 1996 FIRST CHARTER CORPORATION
            EMPLOYEE STOCK PURCHASE PLAN

      __    FOR             __    AGAINST       __     ABSTAIN

       3.    ADOPTION OF THE FIRST CHARTER CORPORATION RESTRICTED
             STOCK AWARD PLAN

      __    FOR             __    AGAINST       __     ABSTAIN

       4.    RATIFICATION OF SELECTION OF KPMG PEAT MARWICK AS
             ACCOUNTANTS FOR 1995

      __    FOR            __    AGAINST        __     ABSTAIN


                               (continued on reverse side)



                               (continued from front side)

       5. In their discretion, the proxies are authorized to act and vote upon any other business which may properly be brought before said meeting or any adjournment or adjournments thereof.

       The undersigned hereby ratifies and confirms all that said attorneys and proxies or any of them lawfully do or cause to be done by virtue hereof. A majority of said attorneys and proxies who shall be present and acting as such at the Annual Meeting or any adjournment thereof, or if only one such attorney and proxy be present and acting, then that one, shall have and may exercise all powers hereby conferred.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE
MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER.  IF NO
DIRECTION IS MADE, THIS PROXY WILL BE VOTED IN FAVOR OF PROPOSALS
1, 2, 3 AND 4.

       The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders, dated March 16, 1995, the
Proxy Statement and the 1994 Annual Report to Shareholders furnished therewith.

Dated this ____ day of ____________, 1995.



                         ____________________________(SEAL)



                         ____________________________(SEAL)
                         NOTE: Signature should agree with name
                         on stock certificate as printed thereon.
                         When shares are held by joint tenants,
                         both should sign.  Executors,
                         administrators, trustees and other
                         fiduciaries, and persons signing on
                         behalf of corporations or partnerships,
                         should so indicate when signing.

PLEASE MARK, DATE, SIGN AND RETURN THIS PROXY PROMPTLY. THANK
YOU.